EXHIBIT 10.62

                              AGREEMENT AND RELEASE


       THIS AGREEMENT AND RELEASE ("Agreement") is entered into this 29th day of November, 1999 by and between Positron Corporation, a Texas corporation ("Positron") and K. Lance Gould, M. D. ("Gould").


                                R E C I T A L S :
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       1.     Positron  and  Gould  previously  have  entered  into a series  of agreements, including:

              a.     Amended and Restated License Agreement dated as of June 30,
1987 by and among Positron, Gould, the Clayton Foundation for Research ("Clayton") and Nizar A. Mullani ("Mullani") regarding the ownership, manufacturing and marketing of certain proprietary property relating to medical imaging, design and construction of positron imaging cameras and associated equipment for medical and diagnostic applications ("License Agreement");

              b. Royalty Exchange Agreement dated as of June 30, 1987 by and between Positron and Gould;

              c. Royalty Assignment dated as of December 22, 1988 by and between Positron and Gould pursuant to which Gould sold to Positron one-third of his royalty interest under the License Agreement for good and sufficient consideration ("Gould Royalty Assignment");

              d. Clarification Agreement dated as of December 22, 1988 by and among Positron, Gould, Clayton and Mullani clarifying certain terms and conditions set forth in the Gould Royalty Assignment and related Royalty Assignments ("Clarification Agreement");

              e. Master Agreement dated as of January 15, 1993 by and between Positron and Gould ("Master Agreement");

              f. Consulting Agreement dated as of January 15, 1993 by and between Positron and Gould pursuant to which Gould agreed to provide certain consulting services to Positron under certain terms and conditions ("Consulting Agreement");

              g. Letter Agreement dated May 19, 1993 by and between Positron and Gould amending the Master Agreement and Consulting Agreement in certain respects and confirming certain obligations existing between the parties as of that date (" 1993 Letter Agreement");

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              h.     Two  convertible  promissory  notes dated as of October 31,
1993 indicating Gould as Borrower and Positron as Holder, in the principal amounts of $138,593.63 and $281,250.00 respectively, plus interest ("Promissory Note(s)");

              i. Agreement by and between Positron and Gould dated as of November 15, 1993 amending certain provisions of the Promissory Notes to automatically convert the principal amounts of the Promissory Notes to Positron common stock pursuant to an agreed formula and further, clarifying the rights and obligations of the parties in the event of certain defined defaults by Positron, and certain other agreements ("Conversion Agreement"); and

              j. Letter Agreement by and between Positron and Gould dated as of December 16, 1998 regarding modifications to some or all of the agreements listed above ("1998 Letter Agreement").

       2. Positron and Gould now wish to resolve any and all differences between them arising out of the above listed agreements or any other matter, without dispute, and to agree on terms and conditions of their continuing relationship, all pursuant to the terms and conditions set forth below.

       NOW THEREFORE, for good and sufficient consideration, the parties agree as follows:

                                    AGREEMENT

       1. ROYALTIES, DIRECTOR FEES, CONSULTING FEES AND ANY OTHER SERVICE FEES. Positron owes to Gould certain sums in past due royalties pursuant to the agreements listed above in Recital 1, which amounts have not been paid. Further, Positron owes to Gould certain sums in fees for serving as a member of the board of directors, as a consultant and/or for other services, which amounts have not been paid. On the other hand, Gould owes to Positron certain sums of principal and interest under the Promissory Notes, which amounts have not been paid and which Promissory Notes are secured by Positron common stock. In full and complete settlement of all royalties payable by Positron to Gould through the date of this Settlement Agreement, and further in full and complete settlement of any and all sums which may be payable by Positron to Gould for fees for serving as a member of the board of directors or as a consultant or for providing any other services through the date of this Agreement, and further in full and complete settlement of all sums of principal and interest which Gould may owe to Positron under the Promissory Notes, the parties agree as follows:

              (a) Positron will pay to Gould the sum of $38,872 as promptly as possible, but in no event later than fifteen business days following execution of this Agreement.

              (b) Positron grants to Gould, and will instruct its transfer agent to issue to Gould, 168,000 shares of Positron unregistered common stock, to be issued as promptly as practicable following execution of this Agreement.

              (c) On and after the date of this Agreement, any and all royalties payable by Positron to Gould pursuant to the License Agreement, the Royalty Assignment, or pursuant to any other agreements listed above in Recital 1, shall be calculated at the rate of one percent (1%) of gross revenues derived from the initial sale, use, lease, licensing or rental of the Proprietary


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Property as set forth in the License Agreement. In addition to any other waivers and releases set forth in this Agreement, Gould waives any and all demand rights he may have, pursuant to the Conversion Agreement or any other agreement, regarding increasing the royalty payments otherwise due and payable from Positron to Gould from 1% to 1.5%.

              (d)    The parties further agree that Gross  Revenues,  as used in the License Agreement and in this Agreement, serves as the basis for calculating royalties payable to Gould, and shall be defined as revenues actually collected by Positron, less: (i) cash or trade discounts; (ii) credits for return of defective or trade-in products; (iii) sales and use taxes; and/or (iv) transportation charges. The foregoing notwithstanding, the parties further agree that Gross Revenues does not include, and is not intended to include: (v) maintenance charges; (vi) service revenue; (vii) revenue derived from pass-through sales of other components and third party vendors' software and operating systems; and/or (viii) resale of refurbished products previously sold and thereafter returned to the Company and on which royalties were paid based on the prior sale.

       2. FUTURE SERVICES. Positron seeks to encourage Gould to continue his work in developing clinical software and to provide additional know-how and proprietary property to the Company as it relates to the clinical application of PET technology in cardiology. Further, Positron seeks to encourage the University of Texas PET Imaging Center to support Gould's efforts to do so. In order to provide this encouragement to their mutual benefit, the parties agree as follows:

              (a) Positron will provide to Gould original source code for all the software and cardiology algorithms ("Software") currently developed for and in use with the PET system currently utilized by Gould in the PET Imaging Center at the University of Texas ("University PET System"). A list of the Software components intended to be covered by this limited non-exclusive license is attached hereto as Attachment A. Such Software is provided for the purpose of supporting the research activities engaged in directly and/or specifically directed by Gould at the University's PET Imaging Center. The original source code for such Software is provided on condition that neither Gould nor the University will use the Software, or any derivative thereof, for any purpose other than the research and development purposes set forth herein ("Acceptable Purposes") and further on condition that Gould will provide to Positron the source code for any and all enhancements made to the Software pursuant to this license . Acceptable Purposes specifically exclude any commercial use, sale or distribution whatsoever of the Software or any derivative, or other transfer of the Software or any derivative to any third person for other than research and development purposes, or use by Gould and/or the University of the software or any derivative for other than an Acceptable Purpose as it relates to the clinical application of PET technology in cardiology. The foregoing notwithstanding, the parties agree that Acceptable Purposes" includes utilizing the Software at other Positron centers using Positron PET machines and related equipment.

              (b) Gould will provide and deliver to Positron any and all software developments, derivatives, and/or protocol developments ("Enhancements") he prepares or develops with or from the Software. Positron is authorized to and will use such Enhancements in or as part of its business, and will include such Enhancements in the Proprietary Property to which the License Agreement and this Agreement apply.


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              (c)    Gould agrees to serve on Positron's Medical Advisory Board, at no additional charge or fee, for a minimum of three (3) years from the date of this Agreement ("Service Period"). During the Service Period, Gould shall devote such time and effort as is mutually agreed by Gould and Positron to be appropriate and necessary to achieve the purposes of such service, which purposes are deemed to be the enhancement of clinical utilization of PET technology in cardiology.

              (d) To encourage the University to allow Gould to continue his research and development activities as contemplated by this Agreement, Positron agrees to provide to the University PET Imaging Center, and the University accepts pursuant to the conditions set forth herein, for a period of five years from the effective date of this Agreement ("Maintenance Period"), maintenance services regarding the POSICAM (TM) PET System at no charge for labor. Costs of hardware components will be charged at Positron's cost. At Positron's request, the University will advance or otherwise pay the costs to obtain hardware components necessary to provide the maintenance services contemplated herein. Further, Positron will continue during the Maintenance Period to provide to the University any software upgrades and other software enhancements to the system as it typically provides to other third party maintenance customers, and University agrees to and will execute Positron's standard maintenance and service agreement consistent with the terms herein. University specifically waives any rights to any and all rights to any software, derivatives, know-how, or proprietary property developed either by Positron or by Gould during the Maintenance Period.

       The foregoing notwithstanding, the provisions of this subsection 3(d) shall have no force and effect unless and until the University of Texas and/or the University of Texas Health Science Center at Houston agrees, acknowledges and approves this Agreement.

       3.     ISSUANCE AND REGISTRATION OF COMMON STOCK.

              (a) Gould represents and warrants that he is acquiring the common stock pursuant to this Agreement for his own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Securities Act. Gould further represents and warrants that he is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D as promulgated by the SEC.

              (b) Positron agrees to include the common stock delivered in connection with this Agreement, as well as any other Positron common stock currently held by Gould in his name, in the next registration statement Positron files with the Securities and Exchange Commission ("SEC") relating to an offering for its own account or the account of others under the 1933 Securities Act (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans). If the registration referred to herein is to be an underwritten public offering for the account of Positron and the managing underwriter(s) determine, in their reasonable good faith opinion, that a limitation on the number of shares of common stock which may be included in the registration statement is necessary to facilitate and not adversely affect the proposed offering, then Positron will include the common stock held by Gould in the next registration statement Positron


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thereafter files with the SEC. The foregoing notwithstanding, Positron agrees to include the common stock delivered in connection with this Agreement, as well as any other Positron common stock currently held by Gould in his name, in the next registration statement relating to an offering for the account of others under the 1933 Securities Act.

       4.     RELEASE OF CLAIMS.

              (a) Positron (on behalf of and including its respective officers, directors, shareholders, employees, agents, administrators, representatives, successors and assigns, in the aggregate "Positron Related Parties") on the one hand, and Gould (on behalf of and including his marital community, agents, administrators, representatives, executors and assigns, in the aggregate "Gould Related Parties") on the other hand, hereby mutually release and discharge each other and their respective Related Parties from all liability, claims, demands, actions, or causes of action of any kind or character, whether fixed or contingent (collectively "Claims") arising from the beginning of time to the date of this Agreement, and from whatever sources, including but not limited to claims relating to any of the agreements listed in Recital I to this Agreement, except for any provisions that by their specific terms are intended to survive termination of the respective agreement, and except for the provisions of this Agreement.

              (b) Positron and Gould understand and acknowledge that the provisions of this Section 6 and of Section 1 above are intended to and do apply to and include all known and unknown or unsuspected consequences or results arising from or relating to the transactions, occurrences or agreements listed in Recital 1. Positron and Gould, on behalf of themselves and their respective Related Parties represent and warrant that the releases of claims contained herein are intended to be full and general releases, and they hereby expressly waive any and all rights and benefits under any statute or principal of law reserving any rights to any claims which Positron and/or Gould or either one of them does not know or suspect to exist in its/his favor at the time of executing the release, and which, if known by it/him, must have materially affected this settlement and release.

              (c) Positron and Gould each hereby acknowledges that it/he has read this Agreement, that it/he fully understands the contents of this Agreement, and that this is a GENERAL RELEASE giving up rights with respect to the agreements, transactions or occurrences that are being released under this Agreement.

       5.     RESOLUTION OF DISPUTES.

              (a) The parties shall submit all disputes relating to this Agreement, or any agreement listed on Recital 1 (whether contract, tort or both) to binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") relating to resolution of commercial disputes in Harris County, Texas or otherwise as mutually agreed. The parties understand and agree that they are waiving their rights to a jury trial.

              (b) The party demanding arbitration shall submit a written claim to the other party, setting out the basis of the claim and proposing the name of an arbitrator. The responding party shall have twenty (20) business days in which to respond to the demand in a written answer. If the response is not timely made, or if the responding party agrees with the person


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proposed as  arbitrator  by the  demanding  party,  then the person named by the demanding party shall serve as arbitrator. If the responding party submits a written answer rejecting the proposed arbitrator then, unless the parties agree on an arbitrator, an arbitrator will be selected pursuant to the rules of the AAA. Within fifteen (15) days after completion of the arbitration, the arbitrator will submit a decision in writing. Before arbitration commences, each party shall pay the arbitrator half of the expected cost of the arbitration. At the conclusion of the arbitration, the arbitrator may award the prevailing party some or all of the arbitration costs, as well as some or all of the prevailing party's other expenses, including reasonable attorney fees and witness fees, in such proportion as the arbitrator deems appropriate. Unless otherwise determined by the arbitrator, each side shall bear its own expenses other than the cost of arbitration, which shall be split.

       6.     MISCELLANEOUS.

              (a) All notices, requests, demands, or other communications under this Agreement shall be in writing. Notice shall be sufficiently given for all purposes if delivered personally (upon receipt), by first class mail (three mail delivery days after deposit), by certified mail (upon receipt, delivery confirmed by return receipt), overnight delivery (upon receipt, by Federal Express or comparable carrier, charges prepaid or charged to sender's account, delivery confirmed by carrier), or by facsimile transmission (upon receipt, if delivery confirmed by notice), to the following:

       If to Positron:

              1304 Langham Creek Drive, Suite 300
              Houston, Texas   77084
              Attn:  President
              Phone: 281-492-7100 x 208 (Main)
              1-281-492-2961 (Fax)


       If to Gould:

              2330 Albans
              Houston, Texas 77005
              Phone: 713-500-6611
              Fax:   713-500-6615

              (b) This Agreement may be modified or amended only by mutual agreement and in writing, signed by the party to be charged.

              (c) This Agreement, including exhibits and attachments, constitutes the final, complete and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter herein, and supercedes all prior and contemporaneous understandings or agreements of the parties. No party has been induced to enter into this Agreement by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Agreement.


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              (d)    The parties  hereto  agree that each of them will use their best reasonable efforts to obtain the approval of the Health Science Center of the provisions of this Agreement. The parties further agree that if the Health Science Center does not formally approve the provisions of this Agreement, Positron's maintenance obligations as set forth in ss. 3(d) herein shall not take effect, but the provisions of this Agreement as they relate to Gould and Positron shall be binding and inure to the benefit those parties and their respective heirs, executors, administrators, assigns and successors in interest.

              (e) This Agreement may be executed in several counterparts and by facsimile transmission, each of which shall be deemed an original but all of which shall constitute one instrument binding on all parties.


       AGREED to this 29th day of November, 1999.


                                        POSITRON CORPORATION


                                        By: [ORIGINAL SIGNED: Gary H. Brooks
                                        Its: President

                                        [ORIGINAL SIGNED]
                                        K. LANCE GOULD, M.D.



       AGREED, ACKNOWLEDGED AND APPROVED this 16th day of December, 1999.



                                        UNIVERSITY OF TEXAS HEALTH SCIENCE
                                        CENTER AT HOUSTON


                                        By: [ORIGINAL SIGNED]

                                        Its: Executive Vice President
                                            ------------------------------------

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